Exhibit 3

INDEPENDENT REVIEW REPORT TO PETROPAVLOVSK PLC

We have been engaged by the company to review the condensed set of financial statements in the half- yearly financial report for the six months ended 30 June 2014 which comprises the condensed consolidated income statement, the condensed consolidated statement of comprehensive income, the condensed consolidated balance sheet, the condensed consolidated statement of changes in equity, the condensed consolidated cash flow statement and related notes 1 to 24. We have read the other information contained in the half-yearly financial report and considered whether it contains any apparent misstatements or material inconsistencies with the information in the condensed set of financial statements.

This report is made solely to the company in accordance with International Standard on Review Engagements (UK and Ireland) 2410 "Review of Interim Financial Information Performed by the Independent Auditor of the Entity" issued by the Auditing Practices Board. Our work has been undertaken so that we might state to the company those matters we are required to state to it in an independent review report and for no other purpose. To the fullest extent permitted by law, we do not accept or assume responsibility to anyone other than the company, for our review work, for this report, or for the conclusions we have formed.

Directors' responsibilities

The half-yearly financial report is the responsibility of, and has been approved by, the directors. The directors are responsible for preparing the half-yearly financial report in accordance with the Disclosure and Transparency Rules of the United Kingdom's Financial Conduct Authority.

As disclosed in note 2, the annual financial statements of the group are prepared in accordance with IFRSs as adopted by the European Union. The condensed set of financial statements included in this half-yearly financial report has been prepared in accordance with International Accounting Standard 34, "Interim Financial Reporting," as adopted by the European Union.

Our responsibility

Our responsibility is to express to the Company a conclusion on the condensed set of financial statements in the half-yearly financial report based on our review.

Scope of review

We conducted our review in accordance with International Standard on Review Engagements (UK and Ireland) 2410 "Review of Interim Financial Information Performed by the Independent Auditor of the Entity"

41

issued by the Auditing Practices Board for use in the United Kingdom. A review of interim financial information consists of making inquiries, primarily of persons responsible for financial and accounting matters, and applying analytical and other review procedures. A review is substantially less in scope than an audit conducted in accordance with International Standards on Auditing (UK and Ireland) and consequently does not enable us to obtain assurance that we would become aware of all significant matters that might be identified in an audit. Accordingly, we do not express an audit opinion.

Conclusion

Based on our review, nothing has come to our attention that causes us to believe that the condensed set of financial statements in the half-yearly financial report for the six months ended 30 June 2014 is not prepared, in all material respects, in accordance with International Accounting Standard 34 as adopted by the European Union and the Disclosure and Transparency Rules of the United Kingdom's Financial Conduct Authority.

Emphasis of matter

As described in note 2 to the condensed set of financial statements, following the significant decline in the gold price in the prior period, and notwithstanding subsequent revision of the Group's plans, in the absence of refinancing the Group's forecasts show breaches of certain covenants in its banking facilities at 31 December 2014. In addition, the US$310.5 million outstanding Convertible Bonds are due for repayment in February 2015 and the Group does not currently have sufficient committed facilities or available funds to refinance this debt.

As explained further in the Chairman's Statement, the Directors have developed and are pursuing a refinancing plan which includes negotiating with the Group's senior lenders and ICBC on relaxation of covenants in its banking facilities and refinancing its Convertible Bonds. Based on negotiations conducted to date, the Directors have a reasonable expectation that the Group will receive sufficient relaxation of covenants in its banking facilities and refinance its Convertible Bonds prior to maturing in February 2015.

Whilst we have concluded that the Directors' use of the going concern basis of accounting in the preparation of the condensed set of interim financial statements is appropriate, the conditions as set out above indicate the existence of a material uncertainty which may give rise to significant doubt over the Group's ability to continue as a going concern. Our opinion is not modified in respect of this matter.

Deloitte LLP

Chartered Accountants and Statutory Auditor

London, UK

27 August 2014

42

PETROPAVLOVSK PLC

Condensed Consolidated Income Statement

Six months ended 30 June 2014

		Six months to 30 June 2014			Six months to 30 June 2013			Year ended 31 December 2013
		(Unaudited)			(Unaudited)
	note				Restated (a)
		Before			Before			Before
		exceptional	Exceptional		exceptional	Exceptional		exceptional	Exceptional
		items	items	Total	items	items	Total	items	items	Total
		US$ 000	US$ 000	US$ 000	US$’000	US$’000	US$’000	US$’000	US$’000	US$’000
Continuing operations
Group revenue		453,038	-	453,038	505,072	-	505,072	1,199,784	-	1,199,784
Operating expenses	5	(408,964)	-	(408,964)	(566,014)	(516,919)	(1,082,933)	(1,143,407)	(523,366)	(1,666,773)
		44,074	-	44,074	(60,942)	(516,919)	(577,861)	56,377	(523,366)	(466,989)
Share of results of associates		(115)	-	(115)	(225)	-	(225)	(711)	-	(711)
Operating profit/(loss)		43,959	-	43,959	(61,167)	(516,919)	(578,086)	55,666	(523,366)	(467,700)
Investment income	6	944	-	944	423	-	423	888	-	888
Interest expense	6	(36,626)	-	(36,626)	(37,758)	-	(37,758)	(75,268)	-	(75,268)
Other finance gains	6	-	-	-	-	-	-	-	19,365	19,365
Profit/(loss) before taxation		8,277	-	8,277	(98,502)	(516,919)	(615,421)	(18,714)	(504,001)	(522,715)
Taxation	7	(25,073)	-	(25,073)	(34,940)	61,118	26,178	(52,251)	61,118	8,867
Loss for the period from
continuing operations		(16,796)	-	(16,796)	(133,442)	(455,801)	(589,243)	(70,965)	(442,883)	(513,848)
Discontinued operations
Loss for the period from
discontinued operations	21	(25,890)	(52,628)	(78,518)	(9,881)	(143,118)	(152,999)	(18,936)	(180,439)	(199,375)
Loss for the period		(42,686)	(52,628)	(95,314)	(143,323)	(598,919)	(742,242)	(89,901)	(623,322)	(713,223)
Attributable to:
Equity shareholders of
Petropavlovsk PLC		(30,100)	(23,943)	(54,043)	(136,846)	(529,236)	(666,082)	(78,492)	(532,218)	(610,710)
Continuing operations		(17,836)	-	(17,836)	(131,391)	(453,985)	(585,376)	(67,978)	(441,066)	(509,044)
Discontinued operations		(12,264)	(23,943)	(36,207)	(5,455)	(75,251)	(80,706)	(10,514)	(91,152)	(101,666)
Non-controlling interests		(12,586)	(28,685)	(41,271)	(6,477)	(69,683)	(76,160)	(11,409)	(91,104)	(102,513)
Continuing operations		1,040	-	1,040	(2,051)	(1,816)	(3,867)	(2,987)	(1,817)	(4,804)
Discontinued operations		(13,626)	(28,685)	(42,311)	(4,426)	(67,867)	(72,293)	(8,422)	(89,287)	(97,709)

Loss per share

Basic loss per share	8
From continuing operations		(US$0.10)	-	(US$0.10)	(US$0.67)	(US$2.31)	(US$2.98)	(US$0.34)	(US$2.25)	(US$2.59)
From discontinued operations		(US$0.06)	(US$0.12)	(US$0.18)	(US$0.03)	(US$0.38)	(US$0.41)	(US$0.06)	(US$0.46)	(US$0.52)
		(US$0.16)	(US$0.12)	(US$0.28)	(US$0.70)	(US$2.69)	(US$3.39)	(US$0.40)	(US$2.71)	(US$3.11)

Diluted loss per share	8
From continuing operations		(US$0.10)	-	(US$0.10)	(US$0.67)	(US$2.31)	(US$2.98)	(US$0.34)	(US$2.25)	(US$2.59)
From discontinued operations		(US$0.06)	(US$0.12)	(US$0.18)	(US$0.03)	(US$0.38)	(US$0.41)	(US$0.06)	(US$0.46)	(US$0.52)
		(US$0.16)	(US$0.12)	(US$0.28)	(US$0.70)	(US$2.69)	(US$3.39)	(US$0.40)	(US$2.71)	(US$3.11)

(a)	Note 2.

PETROPAVLOVSK PLC

Condensed Consolidated Statement of Comprehensive Loss

Six months ended 30 June 2014

	Six months to 30 June 2014 (Unaudited) US$ 000	Six months to 30 June 2013 (Unaudited) Restated US$’000	Year ended 31 December 2013 US$’000
Loss for the period	(95,314)	(742,242)	(713,223)
Items that may be reclassified subsequently to profit or loss:
Revaluation of available-for-sale investments	57	(13)	(130)
Exchange differences on translating foreign operations	(1,917)	(4,594)	(4,688)
Cash flow hedges:
Fair value (losses)/gains	(33,192)	160,009	170,526
Tax thereon	6,638	(32,002)	(34,106)
Transfer to revenue	(28,779)	(25,015)	(107,687)
Tax thereon	5,756	5,003	21,537
Other comprehensive (loss)/income for the period	(51,437)	103,388	45,452
Total comprehensive loss for the period	(146,751)	(638,854)	(667,771)
Attributable to:
Equity shareholders of Petropavlovsk PLC	(104,864)	(562,309)	(565,333)
Non-controlling interests	(41,887)	(76,545)	(102,438)
	(146,751)	(638,854)	(667,771)
Total comprehensive loss for the period attributable to equity shareholders of Petropavlovsk PLC arises from:
Continuing operations	(68,300)	(480,722)	(462,816)
Discontinued operations	(36,564)	(81,587)	(102,517)
	(104,864)	(562,309)	(565,333)

PETROPAVLOVSK PLC

Condensed Consolidated Balance Sheet

At 30 June 2014

	note	At 30 June 2014 (Unaudited) US$ 000	At 30 June 2013 (Unaudited) US$’000	At 31 December 2013 US$’000
Assets
Non-current assets
Exploration and evaluation assets	10	117,181	107,637	116,008
Property, plant and equipment	11	1,167,927	1,225,680	1,171,962
Prepayments for property, plant and equipment		24,607	30,604	26,376
Investments in associates		7,823	8,427	7,938
Available-for-sale investments		181	243	124
Inventories	12	45,365	49,997	34,834
Other non-current assets		256	-	412
Deferred tax assets		284	488	346
		1,363,624	1,423,076	1,358,000
Current assets
Inventories	12	237,205	323,919	259,915
Trade and other receivables	13	85,326	153,491	106,748
Derivative financial instruments	15	6,704	134,994	62,838
Cash and cash equivalents	14	63,797	58,551	170,595
		393,032	670,955	600,096
Assets of disposal group classified as held for sale	21	694,371	652,460	684,987
		1,087,403	1,323,415	1,285,083
Total assets		2,451,027	2,746,491	2,643,083
Liabilities
Current liabilities
Trade and other payables	16	(98,299)	(138,057)	(98,893)
Current income tax payable		(1,229)	(4,249)	(9,830)
Borrowings	17	(331,994)	(158,194)	(158,495)
Derivative financial instruments	15	(5,838)	-	-
		(437,360)	(300,500)	(267,218)
Liabilities of disposal group associated with assets classified as held for sale	21	(274,030)	(179,840)	(228,946)
		(711,390)	(480,340)	(496,164)
Net current assets		376,013	843,075	788,919
Non-current liabilities
Borrowings	17	(655,781)	(1,054,435)	(960,517)
Deferred tax liabilities		(37,956)	(64,560)	(37,896)
Provision for close down and restoration costs		(36,424)	(34,163)	(36,169)
		(730,161)	(1,153,158)	(1,034,582)
Total liabilities		(1,441,551)	(1,633,498)	(1,530,746)
Net assets		1,009,476	1,112,993	1,112,337
Equity
Share capital	19	3,041	2,891	3,041
Share premium		376,991	377,140	376,991
Merger reserve		19,265	130,011	19,265
Own shares		(8,925)	(8,924)	(8,925)
Hedging reserve		694	107,995	49,807
Convertible bond reserve		48,235	59,032	48,235
Share based payments reserve		3,790	26,258	11,096
Other reserves		(1,797)	119	(89)
Retained earnings		320,012	166,955	360,999
Equity attributable to the shareholders of Petropavlovsk PLC		761,306	861,477	860,420
Non-controlling interests		248,170	251,516	251,917
Total equity		1,009,476	1,112,993	1,112,337

This condensed consolidated interim financial information was approved by the Directors on 27 August 2014.

Peter Hambro	Andrey Maruta
Director	Director

PETROPAVLOVSK PLC

Condensed Consolidated Statement of Changes in Equity

Six months ended 30 June 2014

Total attributable to equity holders of Petropavlovsk PLC
	Share capital	Share premium	Merger reserve	Own shares	Convertible bonds reserve	Share based payments reserve	Hedging reserve	Other reserves(a)	Retained earnings	Total	Non- controlling interests	Total equity
note	US$'000	US$'000	US$'000	US$'000	US$'000	US$’000	US$'000	US$'000	US$'000	US$'000	US$'000	US$'000
Balance at 1 January 2013	2,891	377,140	130,011	(10,196)	59,032	24,015	-	4,341	853,619	1,440,853	215,260	1,656,113
Total comprehensive income /(loss)	-	-	-	-	-	-	107,995	(4,222)	(666,082)	(562,309)	(76,545)	(638,854)
Loss for the period	-	-	-	-	-	-	-	-	(666,082)	(666,082)	(76,160)	(742,242)
Other comprehensive income/(loss)	-	-	-	-	-	-	107,995	(4,222)	-	103,773	(385)	103,388
Dividends	-	-	-	-	-	-	-	-	(5,855)	(5,855)	-	(5,855)
Share based payments	-	-	-	-	-	3,851	-	-	1,407	5,258	-	5,258
Vesting of awards within Petropavlovsk PLC LTIP	-	-	-	1,272	-	(1,608)	-	-	336	-	-	-
Issue of ordinary shares by subsidiary	-	-	-	-	-	-	-	-	(16,470)	(16,470)	112,801	96,331
Balance at 30 June 2013 (Unaudited)	2,891	377,140	130,011	(8,924)	59,032	26,258	107,995	119	166,955	861,477	251,516	1,112,993
Total comprehensive income/(loss)	-	-	-	-	-	-	(58,188)	(208)	55,372	(3,024)	(25,893)	(28,917)
Loss for the period	-	-	-	-	-	-	-	-	55,372	55,372	(26,353)	29,019
Other comprehensive income/(loss)	-	-	-	-	-	-	(58,188)	(208)	-	(58,396)	460	(57,936)
Dividends	-	-	-	-	-	-	-	-	81	81	-	81
Bonus share issue	150	(149)	-	(1)	-	-	-	-	-	-	-	-
Share based payments	-	-	-	-	-	1,956	-	-	(1)	1,955	-	1,955
Vesting of awards within Petropavlovsk PLC LTIP	-	-	-	-	-	(17,118)	-	-	17,118	-	-	-
Issue of ordinary shares by subsidiary	-	-	-	-	-	-	-	-	(63)	(63)	29,818	29,755
Buy-back of convertible bonds	-	-	-	-	(10,797)	-	-	-	10,797	-	-	-
Other transaction with non-controlling interests	-	-	-	-	-	-	-	-	(6)	(6)	(3,524)	(3,530)
Transfer to retained earnings (b)	-	-	(110,746)	-	-	-	-	-	110,746	-	-	-
Balance at 31 December 2013	3,041	376,991	19,265	(8,925)	48,235	11,096	49,807	(89)	360,999	860,420	251,917	1,112,337
Total comprehensive loss	-	-	-	-	-	-	(49,113)	(1,708)	(54,043)	(104,864)	(41,887)	(146,751)
Loss for the period	-	-	-	-	-	-	-	-	(54,043)	(54,043)	(41,271)	(95,314)
Other comprehensive loss	-	-	-	-	-	-	(49,113)	(1,708)	-	(50,821)	(616)	(51,437)
Share based payments	-	-	-	-	-	(7,306)	-	-	12,152	4,846	-	4,846
Issue of ordinary shares by subsidiary	-	-	-	-	-	-	-	-	904	904	38,486	39,390
Other transaction with non-controlling interests	-	-	-	-	-	-	-	-	-	-	(346)	(346)
Balance at 30 June 2014 (Unaudited)	3,041	376,991	19,265	(8,925)	48,235	3,790	694	(1,797)	320,012	761,306	248,170	1,009,476

(a)	Including translation reserve of (US$5.9 million) (31 December 2013: (US$4.1 million), 30 June 2013: (US$4.0 million)).
(b)	Arises from an adjustment to the book value of the investment in the Company financial statements to reflect changes in the value of the Group’s investment in IRC Limited (note 21).

Condensed Consolidated Cash Flow Statement

Six months ended 30 June 2014

	note	Six months to 30 June 2014 (Unaudited) US $000	Six months to 30 June 2013 (Unaudited) US’$000	Year to 31 December 2013 US’$000
Cash flows from operating activities
Cash generated from operations	18	136,903	140,846	407,369
Interest paid		(36,727)	(40,048)	(85,479)
Income tax paid		(19,341)	(18,115)	(40,267)
Net cash from operating activities		80,835	82,683	281,623
Cash flows from investing activities
Proceeds from disposal of subsidiaries, net of liabilities settled		(450)	13,428	49,210
Purchase of property, plant and equipment (a)		(109,106)	(175,210)	(301,299)
Exploration expenditure(a)		(18,871)	(19,837)	(47,281)
Proceeds from disposal of property, plant and equipment		4,580	629	2,588
Loans granted		(67)	(19)	(453)
Repayment of amounts loaned to other parties		434	26	2,746
Interest received		1,485	467	1,910
Net cash used in investing activities		(121,995)	(180,516)	(292,579)
Cash flows from financing activities
Proceeds from issue of ordinary shares by IRC, net of transaction costs (b)		39,390	100,460	126,887
Proceeds from borrowings (c)		91,081	52,721	166,319
Repayments of borrowings (c)		(184,700)	(61,699)	(182,458)
Debt transaction costs paid in connection with ICBC facility		(278)	(551)	(1,031)
Restricted bank deposit placed in connection with ICBC facility		(21,250)	-	-
Refinancing costs		(651)	-	-
Dividends paid to shareholders of Petropavlovsk PLC		-	-	(5,774)
Dividends paid to non-controlling interests		(346)	(2)	(5)
Net cash (used in)/from financing activities		(76,754)	90,929	103,938
Net (decrease)/increase in cash and cash equivalents in the period		(117,914)	(6,904)	92,982
Exchange losses on cash and cash equivalents		(2,718)	(5,171)	(7,507)
Cash and cash equivalents at beginning of period	14	170,595	159,226	159,226
Cash and cash equivalents classified as assets held for sale at beginning of the period	21	92,142	18,036	18,036
Cash and cash equivalents classified as assets held for sale at end of the period	21	(78,308)	(106,636)	(92,142)
Cash and cash equivalents at end of period	14	63,797	58,551	170,595

(a)	Including US$57.8 million related to discontinued operations (six months ended 30 June 2013: US$26.2 million, year ended 31 December 2013: US$111.6 million) (note 21).
(b)	Note 21.
(c)	Including US$91.1 million proceeds from borrowings (six months ended 30 June 2013: US$18.2 million, year ended 31 December 2013: US$131.8 million) and US$42.7 million repayments of borrowings (six months ended 30 June 2013: US$7.3 million, year ended 31 December 2013: US$51.5 million) related to discontinued operations (note 21).

PETROPAVLOVSK PLC

Notes to the condensed consolidated interim financial statements

Six months ended 30 June 2014

1. General information

Petropavlovsk PLC (the “Company”) is a company incorporated and registered in England and Wales. The address of the registered office is 11 Grosvenor Place, London SW1X 7HH.

These condensed consolidated interim financial statements are for the six months ended 30 June 2014. The interim financial statements are unaudited.

The information for the year ended 31 December 2013 does not constitute statutory accounts as defined in section 434 of the Companies Act 2006. This information was derived from the statutory accounts for the year ended 31 December 2013, a copy of which has been delivered to the Registrar of Companies. The auditor’s report on those accounts was not qualified, but drew attention by way of emphasis of matter to note 2.1 to the statutory accounts for the year ended 31 December 2013 as set out below:

“Following the significant decline in the gold price in the course of 2013 and notwithstanding subsequent revision of the Group’s plans, in the absence of refinancing the Group’s forecasts show breaches of certain covenants in its banking facilities at 31 December 2014. In addition, the US$310.5 million outstanding Convertible Bonds are due for repayment in February 2015 and the Group does not currently have sufficient committed facilities or available funds to refinance this debt.

The Directors have developed a refinancing plan which includes negotiating with the Group’s senior lenders and ICBC on relaxation of covenants in its banking facilities and refinancing its Convertible Bonds. Based on negotiations conducted to date, the Directors have a reasonable expectation that the Group will receive sufficient relaxation of covenants in its banking facilities and refinance its Convertible Bonds maturing in February 2015.

Whilst we have concluded that the Directors’ use of the going concern basis of accounting in the preparation of the financial statements is appropriate, the conditions as set out above indicate the existence of a material uncertainty which may give rise to significant doubt over the Group’s ability to continue as a going concern. Our opinion is not modified in respect of this matter.”

The auditor’s report did not contain a statement under section 498(2) or 498(3) of the Companies Act 2006.

2. Basis of preparation

The annual financial statements of the Company and its subsidiaries (the “Group”) for the year ended 31 December 2013 were prepared in accordance with International Financial Reporting Standards (“IFRS”s) as adopted by the European Union.

The condensed set of financial statements has been prepared using accounting policies consistent with those set out in the annual financial statements for the year ended 31 December 2013, with adoption of new and revised standards and interpretations as set out below, and in accordance with IAS 34 “Interim Financial Reporting”, as adopted by the European Union.

Going concern

Following the significant decline in the gold price in the course of 2013 and subsequent revision of the Group’s plans in 2013, in the absence of refinancing the Group will breach covenants in its banking facilities at 31 December 2014. In addition the US$310.5 million outstanding convertible bonds are due for repayment in February 2015 and the Group does not currently have sufficient committed facilities or available funds to refinance this debt.

As explained in the Chairman’s Statement of the 2014 Half-Year Report, the Group has initiated a refinancing plan which includes negotiating with the Group’s senior lenders and the Industrial and Commercial Bank of China Limited (“ICBC”) (on the relaxation of the covenants in its banking facilities) and refinancing its convertible bonds. Based on negotiations conducted to date, the Directors have a reasonable expectation that the Group will receive sufficient relaxation or waivers of the relevant financial covenants in its banking facilities to avoid breaching those and will refinance its convertible bonds maturing in February 2015.

The Directors have concluded that the combination of these circumstances represents a material uncertainty that casts significant doubt upon the Group's ability to continue as a going concern and that, therefore, the Group may be unable to realise its assets and discharge its liabilities in the normal course of business. Nevertheless, after making enquiries and considering the uncertainties described above, the Directors have a reasonable expectation that the refinancing will be concluded successfully and the Group will therefore have adequate resources to continue in operational existence for the foreseeable future, being at least the next 12 months from the date of approval of the 2014 Half-Year Report and the condensed consolidate interim financial statements. Accordingly, they continue to adopt the going concern basis of accounting in preparing the condensed consolidated interim financial statements.

Comparatives

Following presentation of IRC as a discontinued operation (note 21) and changes in the composition of the Group’s reportable segments (note 4), comparative information for the six months ended 30 June 2013 has been represented.

Following issue of shares to the Company shareholders during the year ended 31 December 2013 as part of the dividend considerations, earnings per share for the six months ended 30 June 2013 have been recalculated using the new number of shares (note 8).

PETROPAVLOVSK PLC

Notes to the condensed consolidated interim financial statements

Six months ended 30 June 2014

Adoption of new and revised standards and interpretations

During the period the Group adopted all standards, amendments and interpretations that were effective for annual periods beginning on or after 1 January 2014 (such standards, amendments and interpretations were disclosed in note 2 to the Group’s consolidated financial statements for the year ended 31 December 2013). These standards, amendments and interpretations adopted include IFRS 10 “Consolidated Financial Statements”, IFRS 11 “Joint Arrangements”, IFRS 12 “Disclosure of Interests in Other Entities”, amendments to IAS 36 “Impairment of Assets”, amendments to IAS 39 “Financial Instruments: Recognition and Measurement”, amendments to IAS 32 “Financial Instruments: Presentation”, amendments to IFRS 10, IFRS 12 and IAS 27 “Separate Financial Statements: Investment Entities”, amendments to IAS 19 “Employee Benefits: Defined Benefit Plans” and IFRIC 21 “Levies”.

Aside from further disclosures included in note 21 following the adoption of IFRS 12 “Disclosure of Interests in Other Entities”, these standards, amendments, and interpretations have not had a significant impact on the presentation or disclosure in Group’s condensed consolidated financial statements for the interim period ended 30 June 2014. No other standards that have been adopted during the period have had a significant impact on the financial statements of the Group, except for additional disclosures. No other changes have been made to the Group’s accounting policies in the period ended 30 June 2014. Additional disclosures with respect to the annual period requirements will be included in the Group’s consolidated financial statements for the year ending 31 December 2014.

Ore reserves estimates

The Group’s accounting policy is to depreciate mining assets using units of production (“UOP”) method based on the volume of ore reserves.

In December 2013, a significant portion of the newly discovered reserves and resources was scheduled for processing in the Group’s latest life of mine production plans as these resources are expected to be classified as Joint Ore Reserves Committee (“JORC”) reserves or resources before they are processed. Following this inclusion, the Group amended its methodology for determining ore reserve estimates for calculating UOP depreciation to include, in addition to JORC reserves, resources estimated in accordance with both JORC and the internally used Russian Classification System, but only to the extent these are scheduled to be mined under the Group’s life of mine plans. This amendment has been applied prospectively with effect from 1 January 2014. As a consequence of the above, depreciation charges for the six months ended 30 June 2014 reduced by approximately US$21.9 million.

3. Foreign currency translation

The following exchange rates to the US dollar have been applied to translate balances and transactions in foreign currencies:

	As at 30 June 2014	Average six months ended 30 June 2014	As at 30 June 2013	Average six months ended 30 June 2013	As at 31 December 2013	Average year ended 31 December 2013
GB Pounds Sterling (GBP: US$)	0.58	0.60	0.66	0.65	0.60	0.64
Russian Rouble (RUR: US$)	33.63	35.03	32.71	31.03	32.73	31.85

PETROPAVLOVSK PLC

Notes to the condensed consolidated interim financial statements

Six months ended 30 June 2014

4.	Segment information

Business segments

The Group’s reportable segments under IFRS 8 were determined to be as set out below:

▪	Pokrovskiy, Pioneer, Malomir and Albyn hard-rock gold mines which are engaged in gold and silver production as well as field exploration and mine development.
▪	Alluvial operations comprising various alluvial gold operations which are engaged in gold production and field exploration.
▪	Corporate and other segment comprising corporate administration, in-house geological exploration and construction and engineering expertise, engineering and scientific operations and other supporting in-house functions as well as various gold projects and other activities that do not meet the reportable segment criteria.

PETROPAVLOVSK PLC

Notes to the condensed consolidated interim financial statements

Six months ended 30 June 2014

4. Segment information (continued)

Six months to 30 June 2014	Pioneer	Pokrovskiy	Malomir	Albyn	Alluvial operations	Corporate and other	Consolidated
	US$'000	US$'000	US$'000	US$'000	US$'000	US$'000	US$’000
Revenue
Gold (a), (b)	173,100	48,176	67,765	132,480	8,986	-	430,507
Silver	1,668	527	195	208	38	-	2,636
Other external revenue	-	-	-	-	-	19,895	19,895
Inter-segment revenue	-	-	3,403	-	-	107,924	111,327
Intra-group eliminations	-	-	(3,403)	-	-	(107,924)	(111,327)
Total Group revenue from external customers	174,768	48,703	67,960	132,688	9,024	19,895	453,038

Operating expenses
Operating cash costs	(100,788)	(28,200)	(50,623)	(80,764)	(7,378)	(23,074)	(290,827)
Depreciation	(19,545)	(11,744)	(10,217)	(26,677)	(2,570)	(442)	(71,195)
Central administration expenses	-	-	-	-	-	(22,853)	(22,853)
Impairment of mining assets and goodwill	-	-	-	-	-	-	-
Impairment of exploration and evaluation assets	-	(3,463)	-	-	(390)	-	(3,853)
Impairment of ore stockpiles	(16,826)	(863)	2,853	18	-	-	(14,818)
Total operating expenses (c)	(137,159)	(44,270)	(57,987)	(107,423)	(10,338)	(46,369)	(403,546)
		-	-		-
Share of results of associates						(115)	(115)
Segment result	37,609	4,433	9,973	25,265	(1,314)	(26,589)	49,377
Before exceptional items	37,609	4,433	9,973	25,265	(1,314)	(26,589)	49,377
Exceptional items	-	-	-	-	-	-	-

Foreign exchange losses							(5,418)
Operating profit							43,959
Investment income							944
Interest expense							(36,626)
Taxation							(25,073)
Loss for the period from continuing operations							(16,796)

Segment Assets	511,669	72,824	475,492	458,158	40,188	182,125	1,740,456
Deferred tax assets							284
Unallocated cash							14,450
Loans given							1,466
Assets classified as held for sale							694,371
Consolidated total assets							2,451,027

(a)	Including US$28.8 million contribution from the cash flow hedge.
(b)	Alluvial operations and heap leach operations at Pioneer and Pokrovskiy are seasonal with production skewed towards the second half of the year.
(c)	Operating expenses less foreign exchange losses.

PETROPAVLOVSK PLC

Notes to the condensed consolidated interim financial statements

Six months ended 30 June 2014

4. Segment information (continued)

Six months to 30 June 2013 Restated	Pioneer	Pokrovskiy	Malomir	Albyn	Alluvial operations	Corporate and other	Consolidated
	US$'000	US$'000	US$'000	US$'000	US$'000	US$'000	US$’000
Revenue
Gold (d), (e)	249,922	62,851	60,134	77,274	18,924	-	469,105
Silver	-	-	-	-	48	-	48
Other external revenue	-	-	-	-	-	35,919	35,919
Inter-segment revenue	-	-	1,220	-	-	153,494	154,714
Intra-group eliminations	-	-	(1,220)	-	-	(153,494)	(154,714)
Total Group revenue from external customers	249,922	62,851	60,134	77,274	18,972	35,919	505,072

Operating expenses
Operating cash costs	(142,752)	(53,417)	(60,171)	(65,232)	(21,725)	(35,680)	(378,977)
Depreciation	(39,319)	(15,173)	(23,657)	(35,930)	(5,842)	(1,612)	(121,533)
Central administration expenses	-	-	-	-	-	(27,063)	(27,063)
Impairment of mining assets and goodwill	(88,926)	(22,705)	(155,946)	(17,595)	-	(123,877)	(409,049)
Impairment of exploration and evaluation assets	-	-	-	-	(97)	(94,620)	(94,717)
Impairment of ore stockpiles	(30,031)	(3,338)	(9,894)	(1,051)	-	-	(44,314)
Loss on disposal of subsidiaries	-	-	-	-	-	(63)	(63)
Total operating expenses (f)	(301,028)	(94,633)	(249,668)	(119,808)	(27,664)	(282,915)	(1,075,716)
		-	-	-	-	-
Share of results of associates						(225)	(225)
Segment result	(51,106)	(31,782)	(189,534)	(42,534)	(8,692)	(247,221)	(570,869)
Before exceptional items	67,851	(5,739)	(23,694)	(23,888)	(8,692)	(59,788)	(53,950)
Exceptional items	(118,957)	(26,043)	(165,840)	(18,646)	-	(187,433)	(516,919)

Foreign exchange losses							(7,217)
Operating loss							(578,086)
Investment income							423
Interest expense							(37,758)
Taxation							26,178
Loss for the period from continuing operations							(589,243)

Segment Assets	649,686	145,429	482,875	462,038	117,898	223,086	2,081,012
Deferred tax assets							488
Unallocated cash							11,649
Loans given							882
Assets classified as held for sale							652,460
Consolidated total assets							2,746,491

(d)	Including US$25.0 million contribution from the cash flow hedge.

(e)	Alluvial operations and heap leach operations at Pioneer and Pokrovskiy are seasonal with production skewed towards the second half of the year.

(f)	Operating expenses less foreign exchange losses.

PETROPAVLOVSK PLC

Notes to the condensed consolidated interim financial statements

Six months ended 30 June 2014

4. Segment information (continued)

Year ended 31 December 2013	Pioneer	Pokrovskiy	Malomir	Albyn	Alluvial operations	Corporate and other	Consolidated
	US$'000	US$'000	US$'000	US$'000	US$'000	US$'000	US$’000
Revenue
Gold (g)	487,367	138,587	170,030	197,518	125,216	-	1,118,718
Silver	2,335	616	318	241	268	-	3,778
Other external revenue	-	-	-	-	-	77,288	77,288
Inter-segment revenue	-	-	4,326	-	-	302,126	306,452
Intra-group eliminations	-	-	(4,326)	-	-	(302,126)	(306,452)
Total Group revenue from external customers	489,702	139,203	170,348	197,759	125,484	77,288	1,199,784

Operating expenses
Operating cash costs	(283,459)	(108,067)	(116,351)	(131,554)	(112,179)	(73,259)	(824,869)
Depreciation	(74,543)	(22,800)	(38,054)	(76,571)	(10,928)	(1,908)	(224,804)
Central administration expenses	-	-	-	-	-	(45,819)	(45,819)
Impairment of mining assets and goodwill	(88,926)	(22,705)	(155,946)	(17,595)	-	(126,113)	(411,285)
Impairment of exploration and evaluation assets	-	-	-	-	(215)	(94,693)	(94,908)
Impairment of ore stockpiles	(36,260)	(7,712)	(9,171)	(2,430)	-	-	(55,573)
(Loss)/gain on disposal of subsidiaries	-	-	-	-	(4,205)	459	(3,746)
Total operating expenses (h)	(483,188)	(161,284)	(319,522)	(228,150)	(127,527)	(341,333)	(1,661,004)
		-	-	-	-	-
Share of results of associates						(711)	(711)
Segment result	6,514	(22,081)	(149,174)	(30,391)	(2,043)	(264,756)	(461,931)
Before exceptional items	125,471	3,962	16,666	(11,745)	2,168	(75,087)	61,435
Exceptional items	(118,957)	(26,043)	(165,840)	(18,646)	(4,211)	(189,669)	(523,366)
Foreign exchange losses							(5,769)
Operating loss							(467,700)
Investment income							888
Interest expense							(75,268)
Other finance gains							19,365
Taxation							8,867
Loss for the period from continuing operations							(513,848)

Segment Assets	616,504	122,290	464,344	471,302	31,184	204,432	1,910,056
Deferred tax assets							346
Unallocated cash							46,661
Loans given							1,033
Assets of disposal group classified as held for sale							684,987
Consolidated total assets							2,643,083

(g)	Including US$107.7 million contribution from the cash flow hedge.
(h)	Operating expenses less foreign exchange losses.

PETROPAVLOVSK PLC

Notes to the condensed consolidated interim financial statements

Six months ended 30 June 2014

5.	Operating expenses

	Six months to 30 June 2014			Six months to 30 June 2013 Restated			Year ended 31 December 2013
	Before			Before			Before
	exceptional	Exceptional		exceptional	Exceptional		exceptional	Exceptional
	items	items	Total	items	items	Total	items	items	Total
	US$ 000	US$ 000	US$ 000	US$’000	US$’000	US$’000	US$’000	US$’000	US$’000
Net operating expenses (a)	362,022	-	362,022	500,510	-	500,510	1,049,673	-	1,049,673
Impairment of exploration and evaluation assets	3,853	-	3,853	31,161	63,556	94,717	31,352	63,556	94,908
Impairment of mining assets and goodwill	-	-	-	-	409,049	409,049	-	411,285	411,285
Impairment of ore stockpiles (a)	14,818	-	14,818	-	44,314	44,314	11,259	44,314	55,573
Central administration expenses (a)	22,853	-	22,853	27,063	-	27,063	45,819	-	45,819
Foreign exchange losses	5,418	-	5,418	7,217	-	7,217	5,769	-	5,769
Loss/(gain) on disposal of subsidiaries	-	-	-	63	-	63	(465)	4,211	3,746
	408,964	-	408,964	566,014	516,919	1,082,933	1,143,407	523,366	1,666,773

(a)	As set out below

Net operating expenses

	Six months to 30 June 2014	Six months to 30 June 2013 Restated	Year ended 31 December 2013
	US$ 000	US$’000	US$’000
Depreciation	71,195	121,533	224,804
Staff costs	59,326	81,718	160,577
Materials	84,639	106,120	196,225
Fuel	43,540	57,432	110,094
External services	14,643	36,930	67,551
Mining tax	23,977	28,161	61,602
Electricity	19,970	24,665	49,425
Smelting and transportation costs	1,862	2,368	5,732
Movement in ore stockpiles, deferred stripping, work in progress and bullion in process attributable to gold production	(2,488)	(18,681)	68,056
Taxes other than on income	8,144	4,139	8,619
Insurance	2,408	4,881	9,340
Professional fees	711	1,088	1,090
Office costs	293	644	1,122
Operating lease rentals	392	639	1,316
Business travel expenses	1,113	1,532	2,985
Provision for impairment of trade and other receivables	867	572	(425)
Bank charges	325	747	1,444
Goods for resale	10,547	19,698	42,835
Other operating expenses	19,891	26,432	46,746
Other expenses/(income)	667	(108)	(9,465)
	362,022	500,510	1,049,673

PETROPAVLOVSK PLC

Notes to the condensed consolidated interim financial statements

Six months ended 30 June 2014

Central administration expenses

	Six months to 30 June 2014			Six months to 30 June 2013 Restated			Year ended 31 December 2013
	Before			Before			Before
	exceptional	Exceptional		exceptional	Exceptional		exceptional	Exceptional
	items	items	Total	items	items	Total	items	items	Total
	US$ 000	US$ 000	US$ 000	US$’000	US$’000	US$’000	US$’000	US$’000	US$’000
Staff costs	13,296	-	13,296	16,492	-	16,492	26,127	-	26,127
Professional fees	2,573	-	2,573	1,811	-	1,811	3,363	-	3,363
Insurance	532	-	532	670	-	670	1,200	-	1,200
Operating lease rentals	989	-	989	1,093	-	1,093	2,208	-	2,208
Business travel expenses	714	-	714	1,161	-	1,161	2,137	-	2,137
Office costs	452	-	452	506	-	506	962	-	962
Other	4,297	-	4,297	5,330	-	5,330	9,822	-	9,822
	22,853	-	22,853	27,063	-	27,063	45,819	-	45,819

Impairment charges

Impairment of mining assets

The Group undertook an impairment review of the tangible assets attributable to the gold mining projects and the supporting in-house service companies and concluded no further impairment was required as at 30 June 2014.

Impairment of exploration and evaluation assets

The Group performed a review of its exploration and evaluation assets and recorded US$3.9 million impairment charges against associated exploration and evaluation costs previously capitalized within intangible assets following the decision to suspend exploration at various licence areas, primarily located in the Amur region.

Impairment of ore stockpiles

The Group assessed the recoverability of the carrying value of ore stockpiles during the six months ended 30 June 2014 and recorded impairment charges/ reversal of impairment as set out below:

Reportable segment	Pre-tax impairment charge/(reversal of impairment)	Taxation	Post-tax impairment charge/(reversal of impairment)
	US$’000	US$’000	US$’000
Pioneer	16,826	(3,365)	13,461
Pokrovskiy	863	(173)	690
Malomir	(2,853)	571	(2,282)
Albyn	(18)	4	(14)
	14,818	(2,963)	11,855

Impairment charges recorded during the six months ended 30 June 2013 are set out below:

Reportable segment	Pre-tax impairment charge	Taxation	Post-tax impairment charge
	US$’000	US$’000	US$’000
Pioneer	30,031	(6,006)	24,025
Pokrovskiy	3,338	(668)	2,670
Malomir	9,894	(1,979)	7,915
Albyn	1,051	(210)	841
	44,314	(8,863)	35,451

Impairment of ore stockpiles recognised during the six months ended 30 June 2013 was considered by the Directors to be exceptional as it resulted from the sudden and significant decline in the gold price and related to ore stockpiles which were substantially mined in prior periods.

PETROPAVLOVSK PLC

Notes to the condensed consolidated interim financial statements

Six months ended 30 June 2014

6.	Financial income and expenses

	Six months to 30 June 2014			Six months to 30 June 2013 Restated			Year ended 31 December 2013
	Before			Before			Before
	exceptional	Exceptional		exceptional	Exceptional		exceptional	Exceptional
	items	items	Total	items	items	Total	items	items	Total
	US$ 000	US$ 000	US$ 000	US$’000	US$’000	US$’000	US$’000	US$’000	US$’000
Investment income
Interest income	944	-	944	423	-	423	888	-	888
	944	-	944	423	-	423	888	-	888
Interest expense
Interest on bank and other loans	(30,161)	-	(30,161)	(32,499)	-	(32,499)	(64,840)	-	(64,840)
Interest on convertible bonds	(12,630)	-	(12,630)	(14,783)	-	(14,783)	(29,404)	-	(29,404)
	(42,791)	-	(42,791)	(47,282)	-	(47,282)	(94,244)	-	(94,244)
Interest capitalised	6,420	-	6,420	9,708	-	9,708	19,346	-	19,346
Unwinding of discount on environmental obligation	(255)	-	(255)	(184)	-	(184)	(370)	-	(370)
	(36,626)	-	(36,626)	(37,758)	-	(37,758)	(75,268)	-	(75,268)
Other finance gains
Gain on buy-back of convertible bonds	-	-	-	-	-	-	-	19,365	19,365
	-	-	-	-	-	-	-	19,365	19,365

7.	Taxation

	Six months to 30 June 2014			Six months to 30 June 2013 Restated			Year ended 31 December 2013
	Before			Before			Before
	exceptional	Exceptional		exceptional	Exceptional		exceptional	Exceptional
	items	items	Total	items	items(a)	Total	items	items(a)	Total
	US$ 000	US$ 000	US$ 000	US$’000	US$’000	US$’000	US$’000	US$’000	US$’000
Current tax
Russian current tax	12,425	-	12,425	12,292	-	12,292	39,665	-	39,665
	12,425	-	12,425	12,292	-	12,292	39,665	-	39,665
Deferred tax
Origination/(reversal) of timing differences (b)	12,648	-	12,648	22,648	(61,118)	(38,470)	12,586	(61,118)	(48,532)
Total tax charge/(credit)	25,073	-	25,073	34,940	(61,118)	(26,178)	52,251	(61,118)	(8,867)

(a)	Being reversal of associated deferred tax liabilities in connection with impairment charges (note 5)
(b)	Including effect of foreign exchange movements in respect of deductible temporary differences of US$9.7 million (six months ended 30 June 2013: US$24.4 million, year ended 31 December 2013: US$23.8 million).

PETROPAVLOVSK PLC

Notes to the condensed consolidated interim financial statements
Six months ended 30 June 2014

8.	Loss per share

	Six months to 30 June 2014			Six months to 30 June 2013 Restated			Year ended 31 December 2013
	Before			Before			Before
	exceptional	Exceptional		exceptional	Exceptional		exceptional	Exceptional
	items	items	Total	items	items	Total	items	items	Total
	US$ 000	US$ 000	US$ 000	US$’000	US$’000	US$’000	US$’000	US$’000	US$’000
Loss for the period attributable to equity holders of Petropavlovsk PLC	(30,100)	(23,943)	(54,043)	(136,846)	(529,236)	(666,082)	(78,492)	(532,218)	(610,710)
From continuing operations	(17,836)	-	(17,836)	(131,391)	(453,985)	(585,376)	(67,978)	(441,066)	(509,044)
From discontinued operations	(12,264)	(23,943)	(36,207)	(5,455)	(75,251)	(80,706)	(10,514)	(91,152)	(101,666)
Interest expense on convertible bonds, net of tax (a)	-	-	-	-	-	-	-	-	-
Loss used to determine diluted loss per share	(30,100)	(23,943)	(54,043)	(136,846)	(529,236)	(666,082)	(78,492)	(532,218)	(610,710)
From continuing operations	(17,836)	-	(17,836)	(131,391)	(453,985)	(585,376)	(67,978)	(441,066)	(509,044)
From discontinued operations	(12,264)	(23,943)	(36,207)	(5,455)	(75,251)	(80,706)	(10,514)	(91,152)	(101,666)

	No of shares	No of shares	No of shares

Weighted average number of Ordinary Shares	196,423,244	196,400,119	196,415,932
Adjustments for dilutive potential Ordinary Shares (a), (b)	-	-	-
Weighted average number of Ordinary Shares for diluted earnings per share	196,423,244	196,400,119	196,415,932

	Before			Before			Before
	exceptional	Exceptional		exceptional	Exceptional		exceptional	Exceptional
	items	items	Total	items	items	Total	items	items	Total
	US$	US$	US$	US$	US$	US$	US$	US$	US$
Basic loss per share	(0.16)	(0.12)	(0.28)	(0.70)	(2.69)	(3.39)	(0.40)	(2.71)	(3.11)
From continuing operations	(0.10)	-	(0.10)	(0.67)	(2.31)	(2.98)	(0.34)	(2.25)	(2.59)
From discontinued operations	(0.06)	(0.12)	(0.18)	(0.03)	(0.38)	(0.41)	(0.06)	(0.46)	(0.52)

Diluted loss per share	(0.16)	(0.12)	(0.28)	(0.70)	(2.69)	(3.39)	(0.40)	(2.71)	(3.11)
From continuing operations	(0.10)	-	(0.10)	(0.67)	(2.31)	(2.98)	(0.34)	(2.25)	(2.59)
From discontinued operations	(0.06)	(0.12)	(0.18)	(0.03)	(0.38)	(0.41)	(0.06)	(0.46)	(0.52)

(a)	Convertible bonds which could potentially dilute basic loss per ordinary share in the future are not included in the calculation of diluted loss per share because they were anti-dilutive for the six months ended 30 June 2014 and 2013 and the year ended 31 December 2013.

(b)	The Group has a potentially dilutive option issued to International Finance Corporation (“IFC”) to subscribe for 1,067,273 Ordinary Shares which was anti-dilutive and therefore was not included in the calculation of diluted loss per share for the six months ended 30 June 2014 and 2013 and the year ended 31 December 2013.

PETROPAVLOVSK PLC

Notes to the condensed consolidated interim financial statements
Six months ended 30 June 2014

9.	Dividends

	Six months to 30 June 2014	Six months to 30 June 2013	Year ended 31 December 2013
	US$ 000	US$’000	US$’000
Final dividend for the year ended 31 December 2012 (a), (b)	-	5,855	5,774
	-	5,855	5,774

(a)	Comprising a cash payment of £0.02 per Ordinary Share together with an entitlement to new shares with an attributable value of £0.05 per Ordinary Share.
(b)	Approved on 11 June 2013 and paid on 26 July 2013.

10.	Exploration and evaluation assets

	Visokoe	Flanks of Pokrovskiy	Flanks of Albyn	Other(a)	Total
	US$’000	US$’000	US$’000	US$’000	US$’000
At 1 January 2014	47,334	10,343	40,822	17,509	116,008
Additions	652	995	5,046	3,191	9,884
Disposal of subsidiary	-	-	-	(13)	(13)
Impairment	-	(3,463)	-	(390)	(3,853)
Transfer to mining assets	-	-	-	(5,235)	(5,235)
Reallocation and other transfers	-	-	-	390	390
At 30 June 2014	47,986	7,875	45,868	15,452	117,181

(a)	Represent amounts capitalised in respect of a number of projects in Guyana, the Amur and other regions.

11.	Property, plant and equipment

	Mine development costs	Mining assets	Non-mining assets	Capital construction in progress	Total
	US$’000	US$’000	US$’000	US$’000	US$’000
Cost
At 1 January 2014	6,725	1,849,026	226,303	258,480	2,340,534
Additions	42	19,845	1,570	40,974	62,431
Interest capitalised(a)	-	-	-	6,420	6,420
Transfers from exploration and evaluation assets (Note 10)	-	5,235	-	-	5,235
Transfers from capital construction in progress	-	7,598	744	(8,342)	-
Transfers from mine development	(217)	217	-	-	-
Disposals	-	(3,032)	(7,413)	(93)	(10,538)
Reallocation and other transfers	(585)	(14,409)	79	14,411	(504)
Foreign exchange difference	-	-	(1,105)	-	(1,105)
At 30 June 2014	5,965	1,864,480	220,178	311,850	2,402,473

Accumulated depreciation and impairment
At 1 January 2014	5,711	974,065	181,908	6,888	1,168,572
Charge for the period	14	67,646	4,246	-	71,906
Disposals	-	(2,214)	(3,414)	-	(5,628)
Reallocation and other transfers	(35)	(105)	26	-	(114)
Foreign exchange difference	-	-	(190)	-	(190)
At 30 June 2014	5,690	1,039,392	182,576	6,888	1,234,546
Net book value
At 1 January 2014(b)	1,014	874,961	44,395	251,592	1,171,962
At 30 June 2014(b)	275	825,088	37,602	304,962	1,167,927

(a)	Note 6.
(b)	Property, plant and equipment with a net book value of US$124.3 million (30 June 2013: US$162.5 million and 31 December 2013: US$133.2 million) have been pledged to secure borrowings of the Group.

PETROPAVLOVSK PLC

Notes to the condensed consolidated interim financial statements
Six months ended 30 June 2014

12.	Inventories

	30 June	30 June	31 December
	2014	2013	2013
	US$ 000	US$’000	US$’000
Current
Construction materials	14,160	17,272	16,089
Stores and spares	92,641	113,110	109,876
Ore in stockpiles(a)	39,823	69,312	60,489
Work in progress	61,035	66,202	39,923
Deferred stripping costs	13,224	33,234	20,025
Bullion in process	3,469	17,547	1,979
Other	12,853	7,242	11,534
	237,205	323,919	259,915
Non-current
Ore in stockpiles (a), (b)	41,190	44,328	34,834
Deferred stripping costs (c)	4,175	5,669	-
	45,365	49,997	34,834

(a)	Note 5.
(b)	Ore stockpiles that are not planned to be processed within twelve months after the reporting period.
(c)	Production stripping related to the ore extraction which is to be undertaken within more than twelve months after the reporting period.

13.	Trade and other receivables

	30 June	30 June	31 December
	2014	2013	2013
	US$ 000	US$’000	US$’000
VAT recoverable	50,330	78,146	57,687
Advances to suppliers	11,766	22,916	16,011
Trade receivables	3,492	16,407	20,100
Consideration receivable for disposal of subsidiaries	-	10,825	-
Other debtors	19,738	25,197	12,950
	85,326	153,491	106,748

14.	Cash and cash equivalents

	30 June	30 June	31 December
	2014	2013	2013
	US$ 000	US$’000	US$’000
Cash at bank and in hand	62,311	56,258	83,676
Short-term bank deposits	1,486	2,293	86,919
	63,797	58,551	170,595

PETROPAVLOVSK PLC

Notes to the condensed consolidated interim financial statements
Six months ended 30 June 2014

15.	Derivative financial instruments

	30 June 2014		30 June 2013		31 December 2013
	Assets	Liabilities	Assets	Liabilities	Assets	Liabilities
	US$’000	US$’000	US$’000	US$’000	US$’000	US$’000
Forward gold contracts – cash flow hedge (a), (b)	6,704	(5,838)	134,994	-	62,838	-
	6,704	(5,838)	134,994	-	62,838	-

(a)	Forward contracts to sell an aggregate of 225,446 ounces of gold at an average price of US$1,326 per ounce are outstanding as at 30 June 2014 (30 June 2013: 365,148 ounces of gold at an average price of US$1,596 per ounce, 31 December 2013: 279,138 ounces of gold at an average price of US$1,429 per ounce).
There was no ineffectiveness to be recorded from the cash flow hedge during the six months ended 30 June 2014, six months ended 30 June 2013 and the year ended 31 December 2013.

(b)	Measured at fair value and considered as Level 2 of the fair value hierarchy which valuation incorporates the following inputs:
-	gold forward curves observable at quoted intervals; and
-	observable credit spreads.

16.	Trade and other payables

	30 June	30 June	31 December
	2014	2013	2013
	US$ 000	US$’000	US$’000
Trade payables	29,348	43,634	24,579
Advances from customers	2,166	16,620	9,688
Advances received on resale and commission contracts	14,078	2,270	13,561
Dividends payable	-	5,855	-
Accruals and other payables	52,707	69,678	51,065
	98,299	138,057	98,893

17.	Borrowings

	30 June	30 June	31 December
	2014	2013	2013
	US$ 000	US$’000	US$’000
Borrowings at amortised cost
Convertible bonds	306,674	359,657	300,254
Bank loans	681,101	850,347	818,758
Other loans	-	2,625	-
	987,775	1,212,629	1,119,012
Amount due for settlement within 12 months	331,994	158,194	158,495
Amount due for settlement after 12 months	655,781	1,054,435	960,517
	987,775	1,212,629	1,119,012

As at 30 June 2014, the fair value of the convertible bonds, considered as Level 2 of the fair value hierarchy and calculated by applying the market traded price to the convertible bonds outstanding, amounted to US$245 million (31 December 2013: US$223 million, 30 June 2013: US$286 million).

The carrying value of the bank loans approximated their fair value at each period end.

18.	Notes to the cash flow statement

PETROPAVLOVSK PLC

Notes to the condensed consolidated interim financial statements
Six months ended 30 June 2014

Reconciliation of loss before tax to operating cash flow

	Six	Six
	months to	months to
	30 June	30 June	Year ended
	2014	2013	31 December 2013
	US$ 000	US$’000	US$’000
Loss before tax	(70,413)	(768,130)	(721,413)
Adjustments for:
Share of results of joint ventures	(2,278)	1,394	115
Share of results of associate	115	225	711
Investment income	(1,492)	(692)	(1,864)
Gain on buy-back of convertible bonds	-	-	(19,365)
Interest expense	38,006	39,224	78,181
Share based payments	4,846	5,258	7,213
Depreciation	82,700	131,512	245,915
Impairment of mining assets	-	409,049	411,285
Impairment of IRC assets	18,137	-	28,850
Impairment of exploration and evaluation assets	3,853	94,717	94,908
Impairment of ore stockpiles	14,818	44,314	55,573
Effect of processing previously impaired stockpiles	(20,773)	-	(36,274)
Provision for impairment of trade and other receivables	866	521	(552)
Write-down to adjust the carrying value of IRC’s net assets to fair value less costs to sell	34,491	143,118	151,589
Loss on disposals of property, plant and equipment	584	1,115	1,173
Loss on disposal of subsidiaries	-	62	3,746
Exchange (gains)/losses in respect of investment activity	(248)	737	1,029
Exchange losses in respect of cash and cash equivalents	2,718	5,171	7,507
Other non-cash items	4,895	15	(5,369)
Changes in working capital:
Decrease in trade and other receivables	12,465	26,425	54,124
Decrease/(increase) in inventories	10,736	(7,323)	61,691
Increase/(decrease) in trade and other payables	2,877	14,134	(11,404)
Net cash generated from operations	136,903	140,846	407,369

Non-cash transactions

There have been no significant non-cash transactions during the six months ended 30 June 2014 and 30 June 2013 and the year ended 31 December 2013.

19.	Share capital

	30 June 2014		30 June 2013		31 December 2013
	No of shares	US$ 000	No of shares	US$’000	No of shares	US$’000
Allotted, called up and fully paid
At the beginning of the period	197,638,425	3,041	187,860,093	2,891	187,860,093	2,891
Issued during the period	-	-	-	-	9,778,332(a)	150
At the end of the period	197,638,425	3,041	187,860,093	2,891	197,638,425	3,041

(a)	Issued to shareholders in respect of their entitlement to receive 1 new Ordinary Share for every 19.21 Ordinary Shares held on the Register at the close of business on 28 June 2013 pursuant to a resolution of the Company’s shareholders at the annual general meeting held on 11 June 2013.

The Company has one class of Ordinary Shares which carry no right to fixed income.

The Company issued an option to the IFC on 22 April 2009 on acquisition of Aricom PLC to subscribe for 1,067,273 ordinary shares at an exercise price of £11.84 per share, subject to adjustments. The option expires on 25 May 2015.

PETROPAVLOVSK PLC

Notes to the condensed consolidated interim financial statements
Six months ended 30 June 2014

20.	Related parties

Related parties the Group entered into transactions with during the reporting period

OJSC Asian-Pacific Bank (“Asian-Pacific Bank”) and LLC Insurance Company Helios Reserve (“Helios”) are considered to be related parties as members of key management have an interest in and collectively exercise significant influence over these entities.

The Petropavlovsk Foundation for Social Investment (the “Petropavlovsk Foundation”) is considered to be a related party due to the participation of the key management of the Group in the governing board of the Petropavlovsk Foundation and their presence in its board of guardians.

OJSC Krasnoyarskaya GGK (“Krasnoyarskaya GGK”) was considered to be a related party due to this entity’s minority interest and significant influence in the Group’s subsidiary Verhnetisskaya GRK until 8 July 2013. Verhnetisskaya GRK became an associate to the Group on 8 July 2013 and hence qualifies as a related party since then.

CJSC ZRK Omchak and its wholly owned subsidiary LLC Kaurchak (“Omchak”) are associates to the Group and hence are related parties.

Transactions with related parties the Group entered into during the six months ended 30 June 2014 and 30 June 2013 and the year ended 31 December 2013 are set out below.

Trading Transactions

Related party transactions the Group entered into that relate to the day-to-day operation of the business are set out below.

	Sales to related parties			Purchases from related parties
			Year ended			Year ended
	Six months to	Six months to	31 December	Six months to	Six months to	31 December
	30 June 2014	30 June 2013	2013	30 June 2014	30 June 2013	2013
	US$ 000	US$’000	US$’000	US$ 000	US$’000	US$’000
Asian-Pacific Bank
Other	236	277	462	94	340	552
	236	277	462	94	340	552
Trading transactions with other related parties
Insurance arrangements with Helios, rent and other transactions with other entities in which key management have interest and exercise a significant influence or control	52	12	101	4,015	7,177	10,045
Associates	41	39	344	-	-	-
	93	51	445	4,015	7,177	10,045

During the six months ended 30 June 2014, the Group made US$0.3 million charitable donations to the Petropavlovsk Foundation (30 June 2013: US$0.2 million and 31 December 2013: US$1.1 million).

The outstanding balances with related parties at 30 June 2014, 30 June 2013 and 31 December 2013 are set out below.

	Amounts owed by related parties			Amounts owed to related parties
	30 June	30 June	31 December	30 June	30 June	31 December
	2014	2013	2013	2014	2013	2013
	US$ 000	US$’000	US$’000	US$ 000	US$’000	US$’000
Helios and other entities in which key management have interest and exercise a significant influence or control	2,477	3,297	1,955	111	743	2
Associates	115	447	132	-	449	144
Asian-Pacific Bank	9	10	9	-	-	-
	2,601	3,754	2,096	111	1,192	146

PETROPAVLOVSK PLC

Notes to the condensed consolidated interim financial statements
Six months ended 30 June 2014

20.	Related parties (continued)

Banking arrangements

The Group has current and deposit bank accounts with Asian-Pacific Bank.

The bank balances at 30 June 2014, 30 June 2013 and 31 December 2013 are set out below:

	30 June	30 June	31 December
	2014	2013	2013
	US$ 000	US$’000	US$’000
Asian-Pacific Bank (a)	29,606	23,966	46,505

(a)	Including US$24.0 million presented within assets classified as held for sale as at 30 June 2014 (30 June 2013: US$17.1 milion, 31 December 2013: US$24.4 million) (note 21).

Financing transactions

The Group had an interest-free unsecured loan issued to Verkhnetisskaya GRK. Loan principal outstanding as at 30 June 2014 amounted to an equivalent of US$6.0 million (31 December 2013: US$6.2 million).

During the year ended 31 December 2013, the Group’s subsidiary Verkhnetisskaya GRK received US$0.04 million under interest-free unsecured loan arrangements with Krasnoyarskaya GGK. Loan principal outstanding as at 30 June 2013 amounted to an equivalent of US$2.6 million.

As at 30 June 2014, 30 June 2013 and 31 December 2013, the Group had an interest-free unsecured loan issued to LLC Kaurchak. Loan principal outstanding as at 30 June 2014 amounted to US$1.0 million (30 June 2013 and 31 December 2013: US$1.0 million).

Financing transactions between IRC and Asian-Pacific Bank are disclosed in note 21.

Key management compensation

Key management personnel, comprising a group of 20 (30 June 2013: 21 and 31 December 2013: 21) individuals, including Executive and Non-Executive Directors of the Company and members of senior management, are those persons having authority and responsibility for planning, directing and controlling the activities of the Group.

	Six months		Year ended
	ended	Six months ended	31 December
	30 June 2014	30 June 2013	2013
	US$ 000	US$’000	US$’000
Wages and salaries	4,526	5,801	10,279
Pension costs	295	263	534
Share based compensation	2,346	3,090	5,472
	7,167	9,154	16,285

PETROPAVLOVSK PLC

Notes to the condensed consolidated interim financial statements
Six months ended 30 June 2014

21.	Assets held for sale and discontinued operation IRC

On 17 January 2013, IRC Limited (“IRC”) entered into conditional subscription agreements with each of General Nice Development Limited (“General Nice”) and Minmetals Cheerglory Limited (“Minmetals”) for an investment by General Nice and Minmetals in new shares of IRC for up to approximately HK$1,845 million (approximately US$238 million) in aggregate. The above transactions were approved at the Company’s Extraordinary General Meeting on 7 March 2013 and the Extraordinary General Meeting of IRC Limited on 11 March 2013.

The details of transactions executed during the year ended 31 December 2013 as part of the aforementioned subscription agreements are set out in note 27 of the Group’s consolidated financial statements for the year ended 31 December 2013. The following transactions occurred subsequent to 31 December 2013 until the date of approval of these condensed consolidated financial statements:

-	On 26 February 2014, IRC received subscription monies of HK$155.1 million (approximately US$20.0 million) from General Nice and accordingly allotted and issued 165,000,000 new shares to General Nice as a further partial subscription of General Nice Further Subscription Shares; and

-	On 30 April 2014, IRC received subscription monies of HK$155.1 million (approximately US$20 million) from General Nice and accordingly allotted and issued 165,000,000 new shares to General Nice as a further partial subscription of General Nice Further Subscription Shares.

IRC are currently working together with General Nice and Minmetals to agree on a timely funding plan for the completion of the remaining HK$529 million (approximately US$68 million) share subscriptions.

As at 30 June 2014, the Group’s interest in the share capital of IRC Limited was 45.39% (31 December 2013: 48.7%, 30 June 2013: 51.16%). As at 30 June 2014 and 31 December 2013, the Group is still considered to retain sufficiently dominant voting interest to exercise de facto control over IRC on the basis of the Group’s size of the shareholding and the relative size and dispersion of the shareholding interest owned by other shareholders.

Assuming General Nice and Minmetals exercise their subscription rights in full, the Group’s interest in the share capital of IRC will be diluted to 40.68% and, with another significant shareholder block in place, the Group will lose control over IRC and IRC will cease being a subsidiary of the Group.

The dilution is expected to be completed within 12 months after the reporting date and, accordingly, IRC continues to be classified as “held for sale” and presented separately in the balance sheet as well as presented as a discontinued operation in the income statement.

PETROPAVLOVSK PLC

Notes to the condensed consolidated interim financial statements
Six months ended 30 June 2014

The main categories of assets and liabilities classified as held for sale are set out below.

	30 June 2014		31 December 2013
	Carrying	Fair value less	Carrying	Fair value less
	amount	costs to sell (a), (b)	amount	costs to sell (a),(b)
	US$ 000	US$ 000	US$’000	US$’000
Intangible assets	54,147	20,833	53,302	22,635
Property, plant and equipment (c)	622,640	213,208	609,061	231,803
Prepayments for property, plant and equipment	246,678	246,678	228,671	228,671
Interests in joint ventures	7,069	7,069	4,893	4,893
Other non-current assets	37,121	37,121	20,627	20,627
Inventories	58,693	58,693	57,682	57,682
Trade and other receivables	32,461	32,461	26,534	26,534
Cash and cash equivalents	78,308	78,308	92,142	92,142
Total assets classified as held for sale	1,137,117	694,371	1,092,912	684,987

Trade and other payables	18,495	18,495	18,593	18,593
Current income tax payable	274	274	274	274
Borrowings (d)	245,933	245,933	200,226	200,226
Deferred tax liabilities	59,405	593	59,719	1,237
Provision for close down and restoration costs	8,735	8,735	8,616	8,616
Total liabilities associated with assets classified as held for sale	332,842	274,030	287,428	228,946

Net assets of IRC	804,275	420,341	805,484	456,041
Write-down to adjust the carrying value of IRC’s net assets to fair value less costs to sell as at 31 December 2013	(349,443)		(349,443)
Write-down to adjust the carrying value of IRC’s net assets to fair value less costs to sell as at 30 June 2014	(34,491)		-
Fair value less costs to sell (a), (b)	420,341		456,041
Attributable to:
Equity shareholders of Petropavlovsk PLC	191,000		222,379
Non-controlling interests	229,341		233,662

(a)	Based on market share price of HK$0.67 per IRC share as at 30 June 2014 (31 December 2013: HK$0.78) less transaction costs. A decrease/increase of 10% in IRC’s share price would result in US$42.0 million additional write-down/ reversal of write-down adjustment.

(b)	Non-recurring fair value measurement treated as Level 1 of the fair value hierarchy.

(c)	At 30 June 2014, IRC had entered into contractual commitments for the acquisition of property, plant and equipment and mine development costs amounting to US$150.5 million (31 December 2013: US$179 million). These amounts are not included in the capital commitments stated in note 23, as such amounts therein represent commitments from continuing operations.

(d)	Including borrowings from Asian-Pacific Bank of US$21.3 million (31 December 2013: US$20 million).

As at 30 June 2014, the amounts undrawn under the facilities with Asian-Pacific Bank were US$3.7 million (31 December 2013: US$5 million).

PETROPAVLOVSK PLC

Notes to the condensed consolidated interim financial statements
Six months ended 30 June 2014

Analysis of the result of discontinued operations and the results recognised on the re-measurement of IRC are set out below.

	Six months to 30 June 2014			Six months to 30 June 2013			Year ended 31 December 2013
	Before exceptional	Exceptional		Before exceptional	Exceptional		Before exceptional	Exceptional
	items	items	Total	items	items	Total	items	items	Total
	US$ 000	US$ 000	US$ 000	US$’000	US$’000	US$’000	US$’000	US$’000	US$’000
Revenue	67,475	-	67,475	92,233	-	92,233	160,854	-	160,854
Net expenses	(93,537)	(18,137)	(111,674)	(101,824)	-	(101,824)	(179,113)	(28,850)	(207,963)
Loss before tax from discontinued operations	(26,062)	(18,137)	(44,199)	(9,591)	-	(9,591)	(18,259)	(28,850)	(47,109)
Taxation	172	-	172	(290)	-	(290)	(677)	-	(677)
Loss after tax from discontinued operations	(25,890)	(18,137)	(44,027)	(9,881)	-	(9,881)	(18,936)	(28,850)	(47,786)
Write-down to adjust the carrying value of IRC’s net assets to fair value less costs to sell	-	(34,491)	(34,491)	-	(143,118)	(143,118)	-	(151,589)	(151,589)
Loss for the period from discontinued operations	(25,890)	(52,628)	(78,518)	(9,881)	(143,118)	(152,999)	(18,936)	(180,439)	(199,375)
Attributable to:	(12,264)	(23,943)	(36,207)	(5,455)	(75,251)	(80,706)	(10,514)	(91,152)	(101,666)
Equity shareholders of Petropavlovsk PLC
Non-controlling interests	(13,626)	(28,685)	(42,311)	(4,426)	(67,867)	(72,293)	(8,422)	(89,287)	(97,709)

Analysis of cash flows attributable to discontinued operations is set out below.

	Six months to 30 June 2014 US$ 000	Six months to 30 June 2013 US$’000	Year ended 31 December 2013 US$’000
Operating cash flows	(23,154)	14,642	(10,481)
Investing cash flows	(55,863)	(25,719)	(110,373)
Financing cash flows	65,897	100,844	196,188
Total cash flows	(13,120)	89,767	75,334

22.	Analysis of net debt

	At 1 January 2014	Disposal of subsidiaries	Net cash movement	Exchange movement	Non-cash changes	At 30 June 2014
	US$’000	US$’000	US$’000	US$’000	US$’000	US$’000
Cash and cash equivalents	170,595	(450)	(104,345)	(2,003)	-	63,797
Debt due within one year	(158,495)	-	167,818	-	(341,317)	(331,994)
Debt due after one year	(960,517)	-	6,210	-	298,526	(655,781)
Net debt	(948,417)	(450)	69,683	(2,003)	(42,791) (a)	(923,978)

(a)	Being amortisation of borrowing costs.

	At 1 January 2013	Disposal of subsidiaries	Net cash movement	Exchange movement	Non-cash changes	At 31 December 2013
	US$’000	US$’000	US$’000	US$’000	US$’000	US$’000
Cash and cash equivalents	159,226	49,210	(31,562)	(6,279)	-	170,595
Debt due within one year	(83,789)	117	63,864	-	(138,687)	(158,495)
Debt due after one year	(1,138,732)	2,533	111,672	202	63,808	(960,517)
Net debt	(1,063,295)	51,860	143,974	(6,077)	(74,879) (a)	(948,417)

(b)	Being amortisation of borrowings and gain on buy-back of convertible bonds.

23.	Capital commitments

At 30 June 2014, the Group had entered into contractual commitments in relation to its continuing operations for the acquisition of property, plant and equipment and mine development costs amounting to US$3.8 million (30 June 2013: US$28.5 million and 31 December 2013: US$30.4 million), including US$1.6 million in relation to the POX Hub (30 June 2013: US$24.5 million and 31 December 2013: US$25.6 million).

PETROPAVLOVSK PLC

Notes to the condensed consolidated interim financial statements
Six months ended 30 June 2014

24.	Reconciliation of loss for the period to underlying EBITDA (supplemental non-IFRS information)

				Six months to 30 June 2013
	Six months to 30 June 2014			Restated			Year ended 31 December 2013
	Before			Before			Before
	exceptional	Exceptional		exceptional	Exceptional		exceptional	Exceptional
	items	items	Total	items	items	Total	items	items	Total
	US$ 000	US$ 000	US$ 000	US$’000	US$’000	US$’000	US$’000	US$’000	US$’000
Loss for the period from
continuing operations	(16,796)	-	(16,796)	(133,442)	(455,801)	(589,243)	(70,965)	(442,883)	(513,848)
Add/(less):
Interest expense	36,626	-	36,626	37,758	-	37,758	75,268	-	75,268
Investment income	(944)	-	(944)	(423)	-	(423)	(888)	-	(888)
Other finance losses	-	-	-	-	-	-	-	(19,365)	(19,365)
Foreign exchange losses	5,418	-	5,418	7,217	-	7,217	5,769	-	5,769
Taxation	25,073	-	25,073	34,940	(61,118)	(26,178)	52,251	(61,118)	(8,867)
Depreciation	71,195	-	71,195	121,533	-	121,533	224,804	-	224,804
Impairment of mining assets
and goodwill	-	-	-	-	409,049	409,049	-	411,285	411,285
Impairment of exploration and
evaluation assets	3,853	-	3,853	31,161	63,556	94,717	31,352	63,556	94,908
Impairment of ore stockpiles	14,818	-	14,818	-	44,314	44,314	11,259	44,314	55,573
Underlying EBITDA	139,243	-	139,243	98,744	-	98,744	328,850	(4,211)	324,639